                                                                  EXHIBIT 10.17


                      HORIZON ORGANIC HOLDING CORPORATION


                          ----------------------------


                            STOCK PURCHASE AGREEMENT


                          ----------------------------

                      HORIZON ORGANIC HOLDING CORPORATION

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of the 5/th/ day of June, 1998 (the "Effective Date") by and among HORIZON ORGANIC HOLDING CORPORATION, a Delaware corporation (the "Company"), and SUIZA FOODS CORPORATION, a Delaware corporation ("Purchaser").

     WHEREAS, Purchaser and the Company wish to form a strategic relationship, which will include, among other things, an investment by Purchaser in the Company;

     WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission with respect to the planned initial public offering ("IPO") of shares of its Common Stock; and

     WHEREAS, the Purchaser is a "qualified institutional buyer" and wishes to purchase from the Company up to one million one hundred thousand (1,100,000) shares of its Common Stock in a transaction exempt from registration under the Securities Act of 1933, as amended, such purchase to close immediately following the closing of the IPO.

     NOW, THEREFORE, the parties hereto agree as follows:

1.   SALE OF SHARES; USE OF PROCEEDS

     1.1 Sale of Shares. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to Purchaser and Purchaser agrees to purchase up to one million one hundred thousand (1,100,000) shares of the Company's Common Stock (the "Shares") at a price per share equal to the price at which the Company's Common Stock is sold to the public in the IPO [less 50% of any discount granted to the Company's underwriters]; provided that price to be paid by Purchaser shall in no event be less than Eleven Dollars ($11.00) nor greater than Fifteen Dollars ($15.00) (the "Purchase Price") and further provided, that the aggregate Purchase Price for the Shares shall not exceed Fourteen Million Nine Hundred Thousand Dollars ($14,900,000). To the extent that the IPO price is in excess of Thirteen Dollars Fifty-Four Cents ($13.54) then the number of Shares shall be reduced so that the aggregate Purchase Price shall be no more than Fourteen Million Nine Hundred Thousand Dollars ($14,900,000).

     1.2 Use of Proceeds. The Company will use the proceeds from the sale of the Shares to finance possible expansion of the Company's dairy facilities, acquisitions or for working capital and general corporate purposes.


                                      2.

2.   THE CLOSING

     2.1 Closing Date. The closing of the purchase and sale of the Shares (the "Closing") shall occur immediately after the closing of the IPO. The Company will give Purchaser three (3) business days' notice of the date of the closing (the "Closing Date"); provided that the Closing Date shall be no later than July 31, 1998. The Company will notify the Purchaser of the IPO price promptly after it is determined by the Company's pricing committee.

     2.2 Delivery. At the Closing (i) Purchaser will deliver to the Company a check or wire transfer funds in the amount of the Purchase Price of the Shares and (ii) the Company shall deliver a certificate representing the Shares, registered in the name of Purchaser.

3.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     Except as otherwise disclosed to the Purchaser in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the specific section herein to which the information in such letter relates) ("Company Disclosure Letter"), the Company represents and warrants to the Purchaser as of the date hereof as follows.

     3.1 Organization and Standing; Certificate of Incorporation and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is presently qualified to do business as a foreign corporation in any foreign jurisdiction in which it does business and in which the failure to qualify would have a materially adverse effect on the Company. The Company has furnished the Purchaser with copies of its Certificate of Incorporation and Bylaws, as amended, which copies are true, correct and complete and contain all amendments as of the date hereof.

    3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

     3.3 Subsidiaries. Other than Horizon Organic Dairy, Inc., Horizon Organic Dairy, Maryland Farm, Inc. and Horizon Organic Dairy, Idaho Farm, Inc. (collectively, the "Subsidiaries"), the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. Horizon Organic Dairy, Inc. is duly organized and existing under, and by virtue of, the laws of the State of Colorado and are in good standing under such laws. Horizon Organic Dairy, Inc., Horizon Organic Dairy, Maryland Farm, Inc. and Horizon Organic Dairy, Idaho Farm, Inc., the Subsidiaries, are duly organized and qualified to do business as foreign corporations in any foreign jurisdiction in which it does business and in which the failure to qualify would have a materially adverse effect on the Company (the Company and the Subsidiaries are hereinafter referred to collectively as the "Companies").


                                      3.

     3.4 Capitalization. Effective as of the Closing, the authorized capital stock of the Company shall consist of 30,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock, $.001 par value per share. As of the Closing, and assuming (i) the closing of the IPO, (ii) no exercise of the underwriters' over-allotment offering in such IPO and (iii) no exercise of any options or warrants after May 31, 1998, the number of shares of Common Stock issued and outstanding will be 8,056,341, and no shares of Preferred Stock will be issued or outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. Except as disclosed in the Company Disclosure Letter, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock and, further, there are no preemptive rights or rights of first refusal with respect to the Company's capital stock or agreements which, through anti-dilution protection or otherwise, obligate the Company to issue its capital stock.

     3.5 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable and will be free of any liens or encumbrances; provided, however that the Shares may be subject to restrictions on transfer under the state and/or federal securities laws and the restrictions in the Stockholder Agreement attached hereto as Exhibit A (the "Stockholder Agreement").

     3.6 Financial Statements. The Company has attached to the Disclosure Letter its audited balance sheets and statements of operations as of and for the fiscal years ended December 31, 1997, 1996 and 1995, and its unaudited balance sheet and statement of operations as of March 31, 1998 (collectively the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") on a consistent basis throughout the periods indicated, except for customary year-end adjustments to the unaudited financial statements, and the Financial Statements fairly present the Company's financial condition and operating results as of their respective dates, and for the periods indicated.

     3.7   No Material Adverse Change.  Since March 31, 1998:

           (a) The Companies have not entered into any material transaction which was not in the ordinary course of its business except as contemplated by this Agreement.

                                      4.

           (b) There has been no material change in the condition (financial or otherwise), business, property, assets or liabilities of the Companies other than changes in the ordinary course of its business.

           (c) There has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of the Companies.

           (d) There has been no resignation or termination of employment of any officer or key employee of the Company, and the Company does not know of the impending resignation or termination of employment of any officer or employee of the Company, that would have a materially adverse effect on the business of the Companies.

           (e) There have been no loans made by the Companies to employees, officers or directors, other than salary advances (not exceeding $10,000 outstanding in the aggregate at any one time), travel advances, office advances and sales commission advances made in the ordinary course of business.

     3.8 Title to Properties and Assets; Liens, Etc. The Companies have good and marketable title to its properties (both real and personal) and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, conditional sale agreement, security interest, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Companies, and which have not arisen otherwise than in the ordinary course of business, and (iii) liens and encumbrances reflected in the Financial Statements.

     3.9 Material Liabilities. Except as described in the Financial Statements, the Company does not have any material obligations or liabilities (whether accrued, absolute or contingent) other than (i) obligations or liabilities incurred in the ordinary course of business since March 31, 1998, and (ii) obligations or liabilities not required to be described in the Financial Statements (including the notes thereto) under GAAP.

     3.10  Patents and Other Intangible Assets.

           (a) The Company (i) owns or has the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing, and (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its

                                      5.

business or otherwise. All patents, registered trademarks and registered copyrights (or applications therefor) owned by the Company are listed in the Company Disclosure Letter.

           (b) To the best of its knowledge, the Company owns and has the unrestricted right to use all trade secrets required for or incident to the development, processing and sale of all products sold by the Company, free and clear of any rights, liens or claims of others, including without limitation, former employers of all employees of the Company.

     3.11 Material Contracts and Commitments. All material contracts, agreements and instruments to which the Company is a party are valid, binding and in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. Each such material contract, agreement and instrument has been listed in the Company Disclosure Letter.

     3.12 Compliance with Other Instruments, None Burdensome, Etc. The Companies are not in violation of any material term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and, to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Companies, the violation of which would have a material adverse effect on the Companies or their operations. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any of the terms of any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, corporate charter, bylaw or any instrument, document or agreement by which the Companies or their properties may be bound or affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Companies.

     3.13 Litigation, Etc. There are no actions, suits, proceedings or investigations pending or, to the best of its knowledge, threatened against the Companies or their properties before any court or governmental agency which, either individually or in the aggregate, might result in any material adverse change in the business or financial condition of the Companies or any of their properties or assets, or in any material impairment of the right or ability of the Companies to carry on their business as now conducted or as proposed to be conducted, or in any material liability on the part of the Companies, or which question the validity of this Agreement or any action taken or to be taken in connection herewith.

     3.14 Employees. To the best of the Companies' knowledge, after reasonable investigation, no employee of the Companies is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Companies or any other party because of the nature

                                      6.

of the business conducted or to be conducted by the Companies. The Companies do not have any collective bargaining agreements covering any of its employees.

     3.15 Insurance. The Company has fire and casualty insurance policies, with extended coverage, which, to the best of its knowledge, is sufficient in amount to allow it to replace any of its properties which might be damaged or destroyed. The Company also has insurance sufficient in amount to replace any income lost due to the interruption of its operations as a result of riot, fire, flood or other act of God.

     3.16 Governmental Consent, Etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, except for the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner prior to or promptly upon the completion of the Closing.

     3.17 Company Transactions with its Officers, Directors or Stockholders. The Companies are not indebted, either directly or indirectly, to any of its officers, directors or stockholders or to their respective spouses or children, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses. None of the Company's officers, directors or stockholders or any members of their immediate families is indebted to the Company, nor do any officers, directors or, to the best of the knowledge of the Company, stockholders have any direct or indirect ownership interests in any firm or corporation which controls, is controlled by or under common control with the Company or which competes with the Company, or with which the Company has a material supplier or customer relationship, except with respect to any aggregate interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded. No officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. The Companies are not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.18 Taxes Paid. The Company has timely filed, or has obtained extensions with respect to, all tax returns that are required to have been filed by it with appropriate federal, state, county and local governmental agencies or instrumentalities. The Company has paid or established reserves for all income, franchise, payroll and other taxes due as reflected on those returns. There is no pending dispute with any taxing authority relating to any of the Company's returns. The Company has no knowledge of any proposed material liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Financial Statements. No federal or state income or sales tax returns of the Company have been audited.


                                      7.

     3.19 Offering. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and applicable Blue Sky laws.

     3.20 Brokers and Finders. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.21 Disclosure. No representation or warranty of the Company contained in this Agreement and any exhibit attached hereto, or any written statement or certificate furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3.22 Environmental Laws. The Companies are in compliance in all material respects with all applicable Environmental Laws (as defined below), which compliance includes the possession by the Companies of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Companies have not received any notice or other communication that alleges that the Companies are not in compliance with any Environmental Law. To the best of their knowledge, the Companies have not disposed of, emitted, discharged, handled, stored, transported, used or released any Materials of Environmental Concern (as defined below) so as to give rise to any material liability or material corrective or remedial obligation under any Environmental Laws. "Environmental Law" means any federal, state or local law relating to pollution or protection of human health or the environment, including any law or regulation relating to emissions, discharges, releases or threatened release of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Environmental Law.

     3.23 Further Assurances. The Company agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Purchaser such further instruments and documents and take such further action as the Purchaser may reasonably require in order to carry out the full intent and purpose of this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares as follows:


                                      8.

     4.1 Experience. It is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

     4.2 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment.

     4.3 Investment. It is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares have not been, and will not be when issued, sold or transferred, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. Purchaser was not formed solely for the purpose of acquiring the Shares.

     4.4 Rule 144. It acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It acknowledges and understands that the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations, and it agrees to comply fully with such provisions as in effect from time to time.

     4.5 No Public Market. It understands that no public market now exists for any securities issued by the Company nor will one be created prior to the Closing.

     4.6 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's business plan. The Purchaser acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Shares. The Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser.

     4.7 Authorization. All action (corporate or partnership, as appropriate) on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement by Purchaser and the performance of all of the Purchaser's obligations hereunder has


                                      9.

been taken or will be taken prior to the Closing. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.8 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares have not resulted and will not result in any violation of, or conflict with, or constitute a default under, any of the terms of any corporate or partnership restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, corporate charter, bylaw or any instrument, document or agreement by which the Purchaser or its properties may be bound or affected, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Purchaser.

     4.9 Governmental Consent, Etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, except for the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner prior to or promptly upon the completion of the Closing.

     4.10 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

           (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

           (b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition and, if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws.

     4.11 Accredited Investor; Qualified Institutional Buyer. The Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act or a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act.

     4.12 Further Assurances. The Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments


                                      10.

and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement.

5.   CONDITIONS TO CLOSING OF COMPANY

     The Company's obligation to sell and issue the Shares at the Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

     5.1 Representations. The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct in all material respects as of the Closing Date.

     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3 Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

     5.4 Stockholder Agreement. The parties shall have entered into the Stockholder Agreement.

     5.5 Processing and Distribution Agreements. The Company shall have entered into Processing and Distribution Agreements with the following affiliates of the Purchaser: Model Dairy and Garelick Farms.

     5.6 Lock-Up Agreement. Purchaser shall have entered into a Lock-Up Agreement in the form attached hereto as Exhibit C.

     5.7   Closing of IPO.  The Company shall have closed the IPO.

     5.8 Major Stockholder Agreement. Suiza and the certain stockholders of the Company shall have entered into the Major Stockholder Agreement attached hereto as Exhibit D (the "Major Stockholder Agreement").

     5.9 Board and Stockholder Approval. The Board of Directors shall have ratified the Stock Purchase Agreement and the Stockholder Agreement and the Company shall have obtained stockholder approval of an Amendment to the Certificate of Incorporation to increase the authorized capital stock of the Company.


                                      11.

6.   CONDITION TO CLOSING OF PURCHASER.

     The Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment as of the Closing Date of the following conditions:

     6.1 Representations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct in all material respects as of the Closing Date.

     6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     6.3 Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Purchaser. Purchaser shall have received from Cooley Godward llp, counsel to the Company, an opinion letter substantially in the form attached hereto as Exhibit B addressed to them, dated as of the date of the Closing.

     6.4 Stockholder Agreement. The parties shall have entered into the Stockholder Agreement.

     6.5 Closing of IPO. The Company shall have closed the IPO with an IPO price to the public of at least $9.00 per share.

     6.6 Major Stockholder Agreement. Suiza and the certain stockholders of the Company shall have entered into the Major Stockholder Agreement.

7.   MISCELLANEOUS

     7.1 Governing Law. This Agreement shall be governed and construed in all respects by the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

     7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     7.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors


                                      12.

and administrators of the parties hereto, provided, however, that the right and obligation of the Purchaser to purchase the Shares shall not be assignable without the consent of the Company.

     7.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     7.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, at the Purchaser's address set forth on the signature page hereto, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to the Company, one copy to its address set forth on the signature page of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Purchaser. Notices may also be sent by telecopier, with a confirmation copy by certified or registered mail.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or upon electronic confirmation of receipt if sent by telecopier.

     7.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and be executed by the party to be bound thereby, and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     7.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart(s), and all of which together shall constitute one instrument.


                                      13.

     7.8 Severability. In the event that any provisions of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     7.9 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     7.10 Arbitration. Except as provided below, any and all disputes arising under or related to this Agreement which cannot be resolved through negotiations between the parties shall, at the election of either party, be submitted to binding arbitration. If the parties fail to reach a settlement of their dispute within fifteen (15) days after the earliest date upon which one of the parties notified the other(s) of its desire to attempt to resolve the dispute, the dispute shall, at the election of either party, be promptly submitted to arbitration. A single arbitrator shall be selected by mutual agreement of the parties. If the parties are unable to agree on the selection of a single arbitrator, then each party shall select an arbitrator and the two selected arbitrators shall together select a third mutually agreeable arbitrator. The decision of the arbitrator(s) shall be final, nonappealable and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in Denver or Boulder, Colorado, as the arbitrator shall determine. The arbitrator(s) shall be bound by the laws of the State of Delaware applicable to the issues involved in the arbitration and all rules relating to the admissibility of evidence, including, without limitation, all relevant privileges and the attorney work product doctrine. All discovery shall be completed in accordance with the time limitations prescribed in the Colorado Rules of Civil Procedure, unless otherwise agreed by the parties or ordered by the arbitrators on the basis of strict necessity adequately demonstrated by the party requesting an extension of time. The arbitrator(s) shall have the power to grant equitable relief where applicable under Delaware law, and shall be entitled to make an award of punitive damages when applicable under Delaware law. The arbitrator(s) shall issue a written opinion setting forth their decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, either party may seek and obtain an injunction or other appropriate relief from a court to preserve or protect trademarks, tradenames, copyrights, patents, trade secrets or other intellectual property or proprietary information or to preserve the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding. In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other party or parties its reasonable attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses (including administration and the arbitrator's fees), whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.


                                      14.

     7.11 Best of Knowledge; Knowledge. Information shall be deemed to be known to the "best of knowledge" or to the "knowledge" of a party if that information was actually known or reasonably should have been known by an executive officer of such party.

     In the event of any arbitration or litigation being filed or instituted between the parties concerning this Agreement, the prevailing party will be entitled to receive from the other party or parties its reasonable attorneys' fees, witness fees, costs and expenses, court costs and other reasonable expenses (including administration and the arbitrator's fees), whether or not such controversy, claim or action is prosecuted to judgment or other form of relief.

     7.12 Further Assurances and Cooperation. From and after the Effective Date, the parties agree to use their best efforts to satisfy the Closing Conditions set forth in Sections 5 and 6 above.

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

                                  COMPANY:

                                  HORIZON ORGANIC HOLDING CORPORATION


                                  By: /s/ Barnet M. Feinblum
                                     -----------------------------------------
                                     President and Chief Executive Officer
                                     Address:  6311 Horizon Lane
                                               Longmont, Colorado  80503



                                  PURCHASER:

                                  SUIZA FOODS CORPORATION


                                  By:      /s/ Tracy L. Noll
                                     ------------------------------
                                  Name:    Tracy L. Noll
                                       ----------------------------
                                  Title:   Executive Vice President
                                        ---------------------------
                                  Address: 3811 Turtle Creek Boulevard
                                           Suite 1300
                                           Dallas, Texas  75219


                                      15.

                                    EXHIBITS

Exhibit A:  Stockholder Agreement

Exhibit B:  Opinion of Cooley Godward LLP

Exhibit C:  Lock-Up Agreement

Exhibit D:  Major Stockholder Agreement

                                               EXHIBIT B TO STOCK PURCHASE AGMT.

                [LETTERHEAD OF COOLEY GODWARD LLP APPEARS HERE]




June    , 1998

Suiza Foods Corporation
3811 Turtle Creek Boulevard
Suite 1300
Dallas, TX 75219



We have acted as counsel for Horizon Organic Holding Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale of up to 1,100,000 shares of the Company's Common Stock (the "Shares"), to you under the Stock Purchase Agreement dated as of June 5, 1998 (the "Agreement"). We are rendering this opinion pursuant to Section 6.3 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement and the Stockholder Agreement dated as of June 5, 1998 and the Major Stockholder Agreement dated as of June __, 1998 (the Stockholder Agreement and the Major Stockholder Agreement, collectively, the "Rights Agreements")) (the Agreement and the Rights Agreements are collectively referred to herein as the "Agreements"), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreements are an obligation binding upon you; if you are a corporation or other entity, that you have filed any required Colorado income tax returns and have paid any required Colorado franchise or income taxes; and that there are no extrinsic agreements or understandings among

Cooley Godward LLP
------------------

Suiza Foods Corporation
June   , 1998
Page Two



the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of Colorado and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 4 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

With regard to our opinion in paragraph 6 below with respect to material defaults under any material agreement known to us, we have relied solely upon
(i) inquiries of officers of the Company, (ii) a list supplied to us by the Company of material agreements to which the Company is a party, or by which it is bound, which is the same as that set forth in the Company Disclosure Letter to the Agreement, and (iii) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted, is qualified as a foreign corporation to do business in Colorado and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States where the failure to so qualify would have a material adverse effect on the Company, its assets, financial condition or operations.

3. The Subsidiaries are duly organized and existing under, and by virtue of, the laws of the State of Colorado and are in good standing under such laws. The Subsidiaries are duly organized and qualified to do business as foreign corporations in any foreign jurisdiction in which it does business and in which the failure to qualify would have a materially adverse effect on the Company.

Cooley Godward LLP
------------------

Suiza Foods Corporation
June   , 1998
Page Three



4. The Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity under Section 10.8 of the Stockholder Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5. The Company's authorized capital stock consists of 30,000,000 shares of Common Stock, $0.001 par value, 8,056,341 shares of which are issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding. The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than the rights created under the Agreements, and except as set forth on the Company Disclosure Letter to the Agreement.

6. The execution and delivery of the Agreements by the Company and the issuance of the Shares pursuant thereto do not violate any provision of the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, and do not constitute a material default under the provisions of any material agreement as set forth in the Company Disclosure Letter, except as set forth in the Company Disclosure Letter, and do not violate or contravene
    (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

7. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Agreements or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

Cooley Godward LLP
------------------

Suiza Foods Corporation
June   , 1998
Page Four


This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD LLP

   DRAFT

By:
   ---------------------------
   James C.T. Linfield

                                              EXHIBIT C TO STOCK PURCHASE AGMT.

_______ __, 1998

Hambrecht & Quist LLC
Piper Jaffray Inc.
Hanifen, Imhoff Inc.
As Representatives of the
  Several Underwriters
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, California 94104

Ladies and Gentlemen:

The undersigned has entered into an agreement to purchase shares of Horizon Organic Holding Corporation (the "Company") and wishes to facilitate the public offering (the "Offering") of Common Stock of the Company ("Common Stock") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") to be transmitted for filing with the Securities and Exchange Commission on or about April 29, 1998.

In consideration of the foregoing, and in order to induce you to act as underwriters in the Offering, the undersigned hereby irrevocably agrees that it will not, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of Hambrecht & Quist LLC acting alone or of each of the Representatives of the Underwriters acting jointly, for a period of 180 days from the effective date of the Registration Statement.

Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to Hambrecht & Quist LLC, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

The undersigned hereby waives any rights of the undersigned to sell shares of Common Stock or any other security issued by the Company pursuant to the Registration Statement, and acknowledges and agrees that for a period of 180 days from the effective date of the Registration

Hambrecht & Quist
Piper Jaffray Inc.
Hanifen, Imhoff Inc.
Page 2


Statement the undersigned has no right to require the Company to register under the Securities Act of 1933 such Common Stock or other securities issued by the Company and beneficially owned by the undersigned.

The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

                                     Very truly yours,

Dated:
      ------------------             ------------------------------------
                                     Signature


                                     ------------------------------------
                                     Printed Name and Title





                                      2.

                                               EXHIBIT D TO STOCK PURCHASE AGMT.

                          MAJOR STOCKHOLDER AGREEMENT

     This Major Stockholder Agreement (the "Agreement") is made as of the _____ day of June, 1998 ("Effective Date") by and among Suiza Foods Corporation, a Delaware corporation ("Suiza"), and the investors on Exhibit A attached hereto
                                                     ---------
(collectively the "Major Stockholder").


                                    RECITALS

     WHEREAS, Suiza and Horizon Organic Holding Corporation, a Delaware corporation ("Horizon") are entering into a Stock Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which, among other things, Suiza is purchasing up to 1,100,000 shares of Horizon's Common Stock;

     WHEREAS, as a condition to closing the Purchase Agreement, Suiza desires that the Major Stockholders enter into this Agreement; and

     WHEREAS, as significant investors in Horizon, the Major Stockholders believe that he or she is in the best interest of Horizon to enter into the Purchase Agreement and he or she is expected that the Major Stockholders will personally benefit from the investment of Suiza in Horizon.

     NOW, THEREFORE, as inducement to Suiza to proceed with the Closing (as defined in the Purchase Agreement) and in consideration of such Closing and of the mutual covenants and agreements contained herein and in the Purchase Agreement and for other good and valuable consideration hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

1. Right of First Negotiation. Each Major Stockholder hereby grants Suiza a right of first negotiation to acquire any of its shares of Horizon Common Stock (the "Shares") which he or she holds as of the date of this Agreement, or which he or she acquires upon exercise of options or warrants outstanding as of the date of this Agreement, and which he or she intends to sell in private resale. In such event, the Major Stockholder will notify Suiza and Suiza will have ten (10) days from the receipt of such notice to notify the Major Stockholder that Suiza desires to acquire the Shares. If Suiza does not so elect, or if Suiza does not respond within such ten (10) day period, or if the Major Stockholder and Suiza do not enter into a definitive agreement for such acquisition within ten (10) days after the Major Stockholder's receipt of Suiza's election, then the Major Stockholder shall be free to negotiate with any third party for the sale of the Shares and to sell the Shares to any third party. This Right of First Negotiation will not apply to (i) transfers by a Major Stockholder to family members or affiliates, or any registered transaction or any transaction which is exempt from registration, such as a sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act").

2. Voting Agreement. For so long as Suiza is entitled to have a representative on the Board of Directors pursuant to the terms of the Stockholders Agreement between Horizon and Suiza effective June 5, 1998 (the "Stockholder Agreement"), each Major Stockholder hereby agrees to take such action as may be required so that all of its Shares are voted for Suiza's


                                      1.

    designee representative on the Board of Directors of Horizon at such time as the Suiza representative on the Board of Directors of Horizon is being considered for election. In that regard, the Major Stockholder shall be present, in person or by proxy, at all duly held meetings of stockholders of Horizon so that all of its Shares may be counted for the purposes of determining the presence of a quorum at such meetings. The Major Stockholder shall not subject any of its Shares to any arrangement or agreement with respect to the voting of such shares which is inconsistent with the foregoing obligations.

3. Sale of Shares to Suiza Competitors. In the event that a Stockholder competitor offers to buy Shares from a Major Stockholder, the Major Stockholder will notify Suiza of the material terms of such offer within ten
    (10) days of the receipt of such offer (the "Notice"). Suiza shall have ten
    (10) days from the receipt of such notice to notify the Major Stockholder that Suiza desires to buy such Shares on such terms. If Suiza does not so elect, or if Suiza does not respond within such ten (10) day period, or if the Major Stockholder and Suiza do not enter into a definitive agreement for such acquisition within ten (10) days after the receipt of Suiza's election, then the Major Stockholder shall be free to negotiate with such Stockholder Competitor for the sale of the Shares on terms no less favorable to the Major Stockholder than those set forth in the Notice. This Section 3 shall not apply to any offer by a Stockholder Competitor to purchase Stock from the Major Stockholder in connection with a Sale of Horizon. "Stockholder Competitor" means a processor and/or distributor of fluid milk with fluid milk sales in excess of Two Hundred Million Dollars ($200,000,000) in the most recent fiscal year. Stockholder Competitors shall not include any stockholders or members of the Board of Directors of the Company as of the Effective Date, or any of their affiliates. "Sale" means the sale of all or substantially all assets of Horizon, or the merger or consolidation or sale or exchange of outstanding Shares as a result of which the holders of Horizon's Shares immediately prior to such transaction own less than 50% of the surviving corporation immediately following such transaction. This
    Section 3 shall not apply to any sale of Shares in connection with which the Major Stockholder has complied with the provisions of Section 1 above.

4. Termination. This Agreement shall terminate with respect to a Major Stockholder when such Major Stockholder no longer has beneficial ownership of one percent (1%) of the Fully Diluted Shares of Horizon. This Agreement shall terminate with respect to Suiza when Suiza no longer has beneficial ownership of five percent (5%) of the Fully Diluted Shares of Horizon. The "Fully Diluted Shares" means the number of shares of Common Stock or other equity securities of Horizon outstanding assuming the conversion of all securities convertible into Common Stock or any other equity security of Horizon, the exercise of all options, warrants and rights to acquire Common Stock or any other equity security of Horizon, whether or not vested, and all restricted stock of Horizon, in each case previously issued by Horizon and not terminated, canceled or held in treasury by the Horizon, whether or not treated as outstanding by Horizon.

5. Notices. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, by facsimile transmission (receipt confirmed by telephone) or by overnight registered or certified mail, return receipt requested, postage prepaid addressed to Suiza and to the Major Stockholder at the addresses set forth on the signature pages attached hereto or to such other address as a party shall have specified in


                                      2.

    writing to the other party. Any notice given by personal delivery, facsimile transmission or overnight mail shall be deemed to have been delivered on the date of the receipt of such delivery or transmission at the address set forth above (or such other address designated pursuant hereto); and any notice given by registered or certified mail shall be deemed to have been delivered on the fourth (4th) business day following the date on which he or she was deposited in the United States postal system. Notice in writing may be given by a method other than as described above and such notice shall be deemed delivered on the date actually received.

6. Entire Agreement. This Agreement, the Stock Purchase Agreement, and the documents, instruments and agreements to be executed and delivered pursuant to this Agreement and the Stock Purchase Agreement constitute the entire agreement among the parties with respect to the subject of the transactions contemplated hereby and supersedes all prior letters or agreements with respect thereto.

7. Waiver; Amendment. Any provision hereof may be amended or waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to Suiza, only by Suiza, (ii) as to a Major Stockholder, by a majority in interest of the Major Stockholders.

8. Counterparts. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

9. Governing Law. This Agreement shall be governed by the internal law of the State of Delaware (without giving effect to the choice of law principles thereunder), as applicable.

10. Severability. To the extent that any provisions of this Agreement be invalid or unenforceable, he or she shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.


                                      3.

IN WITNESS WHEREOF, the parties hereto have executed this Majority Stockholders Agreement by their duly authorized representatives as of the effective date.


                              SUIZA FOODS CORPORATION


                              By:
                                 ---------------------------------------
                              Title:
                                    ------------------------------------
                              Address:

                              MAJOR STOCKHOLDERS:


                              By:
                                 ---------------------------------------
                              Title:
                                    ------------------------------------
                              Address:


                            ACKNOWLEDGED AND AGREED TO BY:

                              HORIZON ORGANIC HOLDING CORPORATION:


                              By:
                                 ---------------------------------------
                              Title:
                                    ------------------------------------
                              Address:



                                      4.